UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 1, 2018 (January 31, 2018)

WARNER CHILCOTT LIMITED

(Exact name of registrant as specified in its charter)

Bermuda	001-36887	98-0496358
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cannon’s Court 22

Victoria Street

Hamilton HM 12

Bermuda

(Address of Principal Executive Offices)

(441) 295-2244

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 7.01	Regulation FD Disclosure.

The information furnished in this report pursuant to Item 7.01 shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing of Warner Chilcott Limited, except as shall be expressly set forth by specific reference in such filing.

On January 31, 2018, Allergan plc (the “Company”), of which Warner Chilcott Limited is a consolidated subsidiary, announced the Company and Teva Pharmaceuticals Industries Ltd. (“Teva”) entered into a Settlement Agreement and Mutual Releases (the “Agreement”). The Company provided the following details of the Agreement on Form 8-K filed on February 1, 2018.

On January 31, 2018, the Company and Teva entered into the Agreement. The Agreement provides that the Company will make a one-time payment of $700 million to Teva, the Company and Teva will jointly dismiss their working capital dispute arbitration (which is described in greater detail in the Company’s Form 10-Q filed on November 2, 2017), and the Company and Teva will release actual or potential claims under the Master Purchase Agreement, dated July 26, 2015, by and between the Company and Teva, for breach of any representation, warranty or covenant (other than any breach of a post-closing covenant not known as of the date of the Agreement). The Company will take a one-time pre-tax charge to Discontinued Operations of approximately $465 million in the quarter ended December 31, 2017 associated with the Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 1, 2018

Warner Chilcott Limited

By:	/s/ A. Robert D. Bailey
Name: A. Robert D. Bailey
Title: Secretary